Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

SECOND QUARTER 2014

(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

SECOND QUARTER 2014

(UNAUDITED)

Page
Consolidated Results:

Income Statement	1
Balance Sheet	2
Capital Ratios	3
Selected Noninterest Income Information	3
Average Balance Sheet	4-5
Details of Net Interest Margin	6
Total and Core Net Interest Income and Net Interest Margin	7
Per Share Related Information	8
Impact to 2013 Periods from Adoption of ASU 2014-01 (Investments in Low Income Housing Tax Credits)	8
Loans, Loans Held for Sale and Net Unfunded Loan Commitments	9
Allowances for Credit Losses	10
Purchase Accounting Accretion, Accretable Yield and Valuation of Purchased Impaired Loans	11
Nonperforming Assets and Troubled Debt Restructurings	12-13
Accruing Loans Past Due	14

Business Segment Results:

Descriptions	15
Period End Employees	15
Income and Revenue	16
Retail Banking	17-18
Corporate & Institutional Banking	19-20
Asset Management Group	21
Residential Mortgage Banking	22
Non-Strategic Assets Portfolio	23
Glossary of Terms	24-28

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on July 16, 2014. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management and residential mortgage banking, providing many of its products and services nationally, as well as other products and services in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Delaware, Alabama, Virginia, Missouri, Georgia, Wisconsin and South Carolina. PNC also provides certain products and services internationally.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Consolidated Income Statement (Unaudited)

	Three months ended					Six months ended
In millions, except per share data	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013	June 30 2014	June 30 2013
Interest Income
Loans	$1,845	$1,899	$1,949	$1,933	$1,955	$3,744	$3,984
Investment securities	412	427	434	423	422	839	892
Other	99	84	96	92	92	183	204
Total interest income	2,356	2,410	2,479	2,448	2,469	4,766	5,080
Interest Expense
Deposits	80	78	81	84	86	158	179
Borrowed funds	147	137	132	130	125	284	254
Total interest expense	227	215	213	214	211	442	433
Net interest income	2,129	2,195	2,266	2,234	2,258	4,324	4,647
Noninterest Income
Asset management	362	364	364	330	340	726	648
Consumer services	323	290	327	316	314	613	610
Corporate services (a)	343	301	301	306	326	644	603
Residential mortgage (b)	182	161	271	199	167	343	401
Service charges on deposits	156	147	158	156	147	303	283
Net gains (losses) on sales of securities	(6)	10	3	21	61	4	75
Net other-than-temporary impairments (c)	(1)	(2)	-	(2)	(4)	(3)	(14)
Other (d)	322	311	383	360	455	633	766
Total noninterest income	1,681	1,582	1,807	1,686	1,806	3,263	3,372
Total revenue	3,810	3,777	4,073	3,920	4,064	7,587	8,019
Provision For Credit Losses	72	94	113	137	157	166	393
Noninterest Expense
Personnel	1,172	1,080	1,207	1,181	1,186	2,252	2,355
Occupancy	199	218	211	205	206	417	417
Equipment	204	201	197	194	189	405	372
Marketing	68	52	66	68	67	120	112
Other (e)	685	713	833	746	757	1,398	1,517
Total noninterest expense	2,328	2,264	2,514	2,394	2,405	4,592	4,773
Income before income taxes and noncontrolling interests	1,410	1,419	1,446	1,389	1,502	2,829	2,853
Income taxes (e)	358	359	372	361	387	717	743
Net income	1,052	1,060	1,074	1,028	1,115	2,112	2,110
Less: Net income (loss) attributable to noncontrolling interests (e)	3	(2)	13	2	4	1	(4)
Preferred stock dividends and discount accretion and redemptions	48	70	50	71	53	118	128
Net income attributable to common shareholders	$1,001	$992	$1,011	$955	$1,058	$1,993	$1,986
Earnings Per Common Share
Basic	$1.88	$1.86	$1.90	$1.80	$2.00	$3.73	$3.75
Diluted	$1.85	$1.82	$1.87	$1.77	$1.98	$3.67	$3.72
Average Common Shares Outstanding
Basic	532	532	530	529	528	532	527
Diluted	539	539	535	534	531	539	530
Efficiency	61%	60%	62%	61%	59%	61%	60%
Noninterest income to total revenue	44%	42%	44%	43%	44%	43%	42%
Effective tax rate (f)	25.4%	25.3%	25.7%	26.0%	25.8%	25.3%	26.0%

For additional information regarding footnotes (a), (b) and (d) below, refer to Selected Noninterest Income Statement Information on page 3.

(a)	Includes commercial mortgage servicing rights valuation adjustments, net of economic hedge.

(b)	Includes benefit/provision for residential mortgage repurchase obligations.

(c)	Net other-than-temporary impairments for the three months ended December 31, 2013 was less than $.5 million.

(d)	Includes gains on sales of Visa Class B common shares and credit valuations for customer-related derivatives activities.

(e)	Amounts for 2013 periods have been updated to reflect the first quarter 2014 adoption of Accounting Standards Update (ASU) 2014-01 related to investments in low income housing tax credits.

(f)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Consolidated Balance Sheet (Unaudited)

In millions, except par value	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013
Assets
Cash and due from banks (a)	$4,892	$4,723	$4,043	$4,908	$4,051
Federal funds sold and resale agreements (b)	1,526	1,143	1,986	911	1,613
Trading securities	2,228	2,381	3,073	1,603	2,109
Interest-earning deposits with banks (a) (c)	16,876	14,877	12,135	8,047	3,797
Loans held for sale (b)	2,228	2,102	2,255	2,399	3,814
Investment securities	56,602	58,644	60,294	57,260	57,449
Loans (a) (b)	200,984	198,242	195,613	192,856	189,775
Allowance for loan and lease losses (a)	(3,453)	(3,530)	(3,609)	(3,691)	(3,772)
Net loans	197,531	194,712	192,004	189,165	186,003
Goodwill	9,074	9,074	9,074	9,074	9,075
Other intangible assets	1,997	2,115	2,216	2,194	2,153
Equity investments (a) (d) (e)	10,583	10,337	10,560	10,178	9,945
Other (a) (b)	23,527	23,315	22,552	22,733	24,297
Total assets	$327,064	$323,423	$320,192	$308,472	$304,306
Liabilities
Deposits
Noninterest-bearing	$71,001	$70,063	$70,306	$68,747	$66,708
Interest-bearing	151,553	152,319	150,625	147,327	145,571
Total deposits	222,554	222,382	220,931	216,074	212,279
Borrowed funds
Federal funds purchased and repurchase agreements	3,132	3,233	4,289	3,165	4,303
Federal Home Loan Bank borrowings	15,023	13,911	12,912	8,479	8,481
Bank notes and senior debt	14,102	13,861	12,603	11,924	11,177
Subordinated debt	9,099	8,289	8,244	7,829	7,113
Commercial paper (a)	4,999	4,923	4,997	6,994	6,400
Other (a) (b)	2,711	2,589	3,060	1,882	2,390
Total borrowed funds	49,066	46,806	46,105	40,273	39,864
Allowance for unfunded loan commitments and letters of credit	232	228	242	235	242
Accrued expenses (a) (e)	4,753	4,808	4,690	4,621	4,012
Other (a)	4,666	4,281	4,187	4,522	6,032
Total liabilities	281,271	278,505	276,155	265,725	262,429

Equity
Preferred stock (f)
Common stock - $5 par value
Authorized 800 shares, issued 540, 540, 540, 539 and 539 shares	2,703	2,700	2,698	2,695	2,693
Capital surplus - preferred stock	3,944	3,943	3,941	3,940	3,939
Capital surplus - common stock and other	12,506	12,394	12,416	12,310	12,234
Retained earnings (e)	24,755	24,010	23,251	22,474	21,752
Accumulated other comprehensive income (loss)	881	656	436	47	45
Common stock held in treasury at cost: 8, 6, 7, 7 and 8 shares	(584)	(382)	(408)	(423)	(453)
Total shareholders’ equity	44,205	43,321	42,334	41,043	40,210
Noncontrolling interests (e)	1,588	1,597	1,703	1,704	1,667
Total equity	45,793	44,918	44,037	42,747	41,877
Total liabilities and equity	$327,064	$323,423	$320,192	$308,472	$304,306

(a)	Amounts include consolidated variable interest entities. Our first quarter 2014 Form 10-Q included, and our second quarter 2014 Form 10-Q will include, additional information regarding these items.
(b)	Amounts include assets and liabilities for which PNC has elected the fair value option. Our first quarter 2014 Form 10-Q included, and our second quarter 2014 Form 10-Q will include, additional information regarding these items.
(c)	Amounts include balances held with the Federal Reserve Bank of Cleveland of $16.5 billion, $14.5 billion, $11.7 billion, $7.6 billion and $3.3 billion as of June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013, respectively.
(d)	Amounts include our equity interest in BlackRock.
(e)	Amounts for 2013 periods have been updated to reflect the first quarter 2014 adoption of ASU 2014-01 related to investments in low income housing tax credits.
(f)	Par value less than $.5 million at each date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Capital Ratios (Unaudited)

	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013
Transitional Basel III (a) (b) (c)
Common equity Tier 1 (d)	11.0%	10.8%	N/A	N/A	N/A
Tier 1 risk-based	12.7	12.6	N/A	N/A	N/A
Total capital risk-based	16.1	15.8	N/A	N/A	N/A
Leverage	11.2	11.1	N/A	N/A	N/A
Basel 1 Ratios (e)
Tier 1 common	N/A	N/A	10.5%	10.3%	10.1%
Tier 1 risk-based	N/A	N/A	12.4	12.3	12.0
Total risk-based	N/A	N/A	15.8	15.6	15.2
Leverage	N/A	N/A	11.1	11.1	10.9
Common shareholders’ equity to assets	12.3	12.2	12.0	12.0	11.9

(a)	The ratios as of June 30, 2014 are estimated.
(b)	Calculated using the regulatory capital methodology applicable to PNC during 2014.
(c)	See Capital Ratios discussion in the Banking Regulation and Supervision section of Item 1 Business in our 2013 Form 10-K and in the consolidated balance sheet review section in our first quarter 2014 Form 10-Q. Our second quarter 2014 Form 10-Q will include additional discussion on these capital ratios.
(d)	The Basel III common equity Tier 1 capital ratio was previously referred to as the Basel III Tier 1 common capital ratio.
(e)	Ratios for the 2013 periods have not been updated to reflect the first quarter 2014 adoption of ASU 2014-01 related to investments in low income housing tax credits.

Selected Noninterest Income Information (Unaudited)

	Three months ended					Six months ended
In millions, except per share data	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013	June 30 2014	June 30 2013
Increase (Decrease) to Noninterest Income and Impact on Diluted Earnings per Share
Commercial mortgage servicing rights valuation, net of economic hedge
Pretax	$14	$11	$(5)	$18	$44	$25	$55
After-tax	$9	$7	$(3)	$11	$29	$16	$36
Impact on diluted earnings per share (a)	$.02	$.01	$(.01)	$.02	$.05	$.03	$.07

Benefit / (provision) for residential mortgage repurchase obligations
Pretax	$(2)	$19	$124	$6	$(73)	$17	$(77)
After-tax	$(1)	$12	$81	$4	$(48)	$11	$(50)
Impact on diluted earnings per share (a)	$(.00)	$.02	$.15	$.01	$(.09)	$.02	$(.09)

Net gains (losses) on sales of securities
Pretax	$(6)	$10	$3	$21	$61	$4	$75
After-tax	$(4)	$7	$2	$13	$40	$3	$49
Impact on diluted earnings per share (a)	$(.01)	$.01	$.00	$.02	$.08	$.00	$.09

Gains on sales of Visa Class B common shares
Pretax	$54	$62		$85	$83	$116	$83
After-tax	$35	$40		$55	$54	$75	$54
Impact on diluted earnings per share (a)	$.07	$.07		$.10	$.10	$.14	$.10

Credit valuations for customer-related derivatives activities
Pretax	$(4)	$(14)	$16	$(1)	$39	$(18)	$41
After-tax	$(3)	$(9)	$11	$-	$25	$(12)	$26
Impact on diluted earnings per share (a)	$(.00)	$(.02)	$.02	$(.00)	$.05	$(.02)	$.05

(a)	In calculating impact on diluted earnings per share in the table above, after-tax amounts for the income statement items were calculated using a statutory federal income tax rate of 35%.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Average Consolidated Balance Sheet (Unaudited) (a)

	Three months ended					Six months ended
In millions	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013	June 30 2014	June 30 2013
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$20,326	$21,823	$22,327	$23,674	$24,339	$21,070	$24,751
Non-agency	5,204	5,375	5,539	5,862	5,889	5,290	5,957
Commercial mortgage-backed	4,176	4,474	4,460	4,349	3,855	4,324	3,800
Asset-backed	5,400	5,593	5,814	5,962	5,919	5,496	5,826
U.S. Treasury and government agencies	4,883	4,169	2,507	2,013	2,074	4,528	2,393
State and municipal	2,104	2,652	2,275	2,354	2,182	2,376	2,186
Other debt	2,028	2,505	2,523	2,630	2,728	2,265	2,689
Corporate stocks and other	362	409	359	339	304	386	335
Total securities available for sale	44,483	47,000	45,804	47,183	47,290	45,735	47,937
Securities held to maturity
Residential mortgage-backed	5,977	5,995	5,726	3,794	3,833	5,986	3,988
Commercial mortgage-backed	2,560	2,748	3,153	3,276	3,521	2,654	3,634
Asset-backed	990	1,004	1,047	1,064	978	997	902
U.S. Treasury and government agencies	242	240	238	236	233	241	232
State and municipal	1,732	1,055	1,056	658	640	1,395	640
Other	331	337	341	346	349	334	350
Total securities held to maturity	11,832	11,379	11,561	9,374	9,554	11,607	9,746
Total investment securities	56,315	58,379	57,365	56,557	56,844	57,342	57,683
Loans
Commercial	91,866	89,517	88,185	86,456	86,015	90,698	84,752
Commercial real estate	22,775	21,652	20,587	19,558	18,860	22,217	18,855
Equipment lease financing	7,564	7,470	7,428	7,296	7,350	7,517	7,296
Consumer	62,472	63,093	63,203	62,277	61,587	62,781	61,499
Residential real estate	14,556	14,849	15,180	14,918	14,794	14,701	14,957
Total loans	199,233	196,581	194,583	190,505	188,606	197,914	187,359
Interest-earning deposits with banks	14,650	12,157	10,455	4,626	2,063	13,410	2,236
Loans held for sale	2,060	1,949	2,225	3,071	3,072	2,005	3,175
Federal funds sold and resale agreements	1,184	1,416	864	664	1,141	1,299	1,159
Other	4,927	5,296	4,993	4,183	4,376	5,111	4,529
Total interest-earning assets	278,369	275,778	270,485	259,606	256,102	277,081	256,141
Noninterest-earning assets:
Allowance for loan and lease losses	(3,512)	(3,591)	(3,667)	(3,761)	(3,821)	(3,551)	(3,879)
Cash and due from banks	3,776	3,890	3,904	3,984	3,869	3,832	3,961
Other	43,887	43,485	43,346	43,371	45,783	43,687	46,423
Total assets	$322,520	$319,562	$314,068	$303,200	$301,933	$321,049	$302,646

(a)	Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Average Consolidated Balance Sheet (Unaudited) (Continued) (a)

	Three months ended					Six months ended
In millions	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013	June 30 2014	June 30 2013
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$74,261	$74,034	$73,534	$70,557	$69,123	$74,148	$69,063
Demand	43,316	42,635	41,151	39,866	40,172	42,977	39,774
Savings	11,976	11,408	11,010	11,007	11,124	11,694	10,899
Retail certificates of deposit	20,012	20,538	21,138	21,859	22,641	20,274	23,062
Time deposits in foreign offices and other time	2,168	2,069	2,013	1,804	2,164	2,119	2,216
Total interest-bearing deposits	151,733	150,684	148,846	145,093	145,224	151,212	145,014
Borrowed funds
Federal funds purchased and repurchase agreements	3,343	4,250	4,120	2,967	4,132	3,794	4,229
Federal Home Loan Bank borrowings	14,193	13,100	11,348	8,208	7,218	13,649	7,437
Bank notes and senior debt	13,490	13,327	12,252	11,256	10,886	13,409	10,679
Subordinated debt	8,570	8,040	7,900	7,334	7,003	8,307	7,125
Commercial paper	4,917	4,931	5,297	7,109	7,263	4,923	7,613
Other	2,591	2,740	2,156	1,792	2,099	2,665	2,078
Total borrowed funds	47,104	46,388	43,073	38,666	38,601	46,747	39,161
Total interest-bearing liabilities	198,837	197,072	191,919	183,759	183,825	197,959	184,175
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	68,219	67,679	68,193	66,834	64,749	67,951	64,800
Allowance for unfunded loan commitments and letters of credit	228	241	236	242	238	235	244
Accrued expenses and other liabilities	10,035	10,123	10,622	10,327	10,890	10,078	11,370
Equity	45,201	44,447	43,098	42,038	42,231	44,826	42,057
Total liabilities and equity	$322,520	$319,562	$314,068	$303,200	$301,933	$321,049	$302,646
(a) Calculated using average daily balances. Supplemental Average Balance Sheet Information (Unaudited)
Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$151,733	$150,684	$148,846	$145,093	$145,224	$151,212	$145,014
Noninterest-bearing deposits	68,219	67,679	68,193	66,834	64,749	67,951	64,800
Total deposits	$219,952	$218,363	$217,039	$211,927	$209,973	$219,163	$209,814

Transaction deposits	$185,796	$184,348	$182,878	$177,257	$174,044	$185,076	$173,637

Common shareholders’ equity	$39,659	$38,838	$37,455	$36,406	$36,244	$39,250	$35,911

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Details of Net Interest Margin (Unaudited) (a)

	Three months ended					Six months ended
	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013	June 30 2014	June 30 2013
Average yields/rates
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.71%	2.61%	2.68%	2.36%	2.50%	2.66%	2.70%
Non-agency	5.19	4.91	5.14	5.70	5.51	5.05	5.46
Commercial mortgage-backed	3.40	3.81	3.83	3.82	4.00	3.61	4.01
Asset-backed	1.96	1.79	1.92	1.87	1.80	1.87	1.86
U.S. Treasury and government agencies	1.20	1.30	1.36	1.90	1.37	1.25	1.53
State and municipal	4.27	4.78	4.31	4.24	4.48	4.56	4.71
Other debt	2.35	2.39	2.30	2.38	2.39	2.38	2.48
Corporate stocks and other	.11	.10	.15	.12	.14	.11	.13
Total securities available for sale	2.84	2.86	2.96	2.91	2.93	2.86	3.05
Securities held to maturity
Residential mortgage-backed	3.55	3.55	3.42	3.92	3.26	3.55	3.35
Commercial mortgage-backed	3.76	4.09	4.28	4.29	4.34	3.93	4.53
Asset-backed	1.54	1.51	1.57	1.59	1.74	1.53	1.76
U.S. Treasury and government agencies	3.80	3.77	3.82	3.81	3.80	3.79	3.78
State and municipal	5.47	5.61	5.65	5.55	4.27	5.52	4.25
Other	2.87	3.00	4.20	2.90	2.89	2.94	2.86
Total securities held to maturity	3.69	3.68	3.72	3.86	3.57	3.69	3.70
Total investment securities	3.02	3.02	3.11	3.06	3.04	3.02	3.16

Loans
Commercial	3.24	3.50	3.53	3.62	3.71	3.37	3.87
Commercial real estate	4.04	4.20	4.50	4.64	4.84	4.12	4.94
Equipment lease financing	3.61	3.64	3.74	3.75	4.41	3.62	4.23
Consumer	4.16	4.26	4.29	4.31	4.40	4.21	4.54
Residential real estate	4.86	5.09	5.18	5.00	5.13	4.98	5.21
Total loans	3.75	3.95	4.02	4.06	4.19	3.85	4.32
Interest-earning deposits with banks	.27	.23	.26	.22	.28	.25	.26
Loans held for sale	4.79	4.71	5.40	5.34	4.22	4.75	5.39
Federal funds sold and resale agreements	.49	.32	.79	1.10	.61	.40	.68
Other	5.26	4.02	4.51	4.54	5.26	4.62	5.02
Total yield on interest-earning assets	3.44	3.58	3.69	3.79	3.91	3.51	4.03

Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.18	.17	.18	.18	.18	.18	.19
Demand	.05	.05	.05	.05	.05	.05	.05
Savings	.10	.08	.08	.10	.10	.09	.10
Retail certificates of deposit	.74	.75	.76	.79	.82	.75	.84
Time deposits in foreign offices and other time	.17	.18	.17	.22	.43	.17	.52
Total interest-bearing deposits	.21	.21	.22	.23	.24	.21	.25

Borrowed funds
Federal funds purchased and repurchase agreements	.07	.11	.14	.15	.14	.09	.15
Federal Home Loan Bank borrowings	.50	.50	.48	.48	.53	.50	.57
Bank notes and senior debt	1.51	1.49	1.51	1.71	1.71	1.50	1.77
Subordinated debt	2.65	2.54	2.63	2.89	2.78	2.59	2.81
Commercial paper	.29	.28	.26	.22	.22	.28	.23
Other	2.60	2.20	2.44	2.91	2.62	2.40	2.45
Total borrowed funds	1.24	1.18	1.21	1.33	1.28	1.21	1.29
Total rate on interest-bearing liabilities	.45	.44	.44	.46	.46	.45	.47
Interest rate spread	2.99	3.14	3.25	3.33	3.45	3.06	3.56
Impact of noninterest-bearing sources	.13	.12	.13	.14	.13	.13	.13
Net interest margin	3.12%	3.26%	3.38%	3.47%	3.58%	3.19%	3.69%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013, were $47 million, $46 million, $45 million, $43 million and $40 million, respectively. The taxable-equivalent adjustments to net interest income for the six months ended June 30, 2014 and June 30, 2013 were $93 million and $80 million, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Total and Core Net Interest Income and Net Interest Margin (Unaudited)

Total and Core Net Interest Income

	Three months ended					Six months ended
In millions	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013	June 30 2014	June 30 2013
Core net interest income (a)	$1,982	$2,032	$2,075	$2,035	$2,054	$4,014	$4,194
Total purchase accounting accretion (a) (b)	147	163	191	199	204	310	453
Total net interest income	$2,129	$2,195	$2,266	$2,234	$2,258	$4,324	$4,647

(a)    We believe that core net interest income, a non-GAAP measure, and purchase accounting accretion are useful in evaluating the components of total net interest income.

(b)    Total purchase accounting accretion includes purchase accounting accretion on purchased impaired loans. Refer to the Accretion - Purchased Impaired Loans table on page 11 for details for certain of these periods.

Details of Net Interest Margin (c)

	Three months ended					Six months ended
In millions	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013	June 30 2014	June 30 2013
Average yields/rates
Yield on interest-earning assets
Total investment securities	3.02%	3.02%	3.11%	3.06%	3.04%	3.02%	3.16%
Total loans	3.75	3.95	4.02	4.06	4.19	3.85	4.32
Other	1.76	1.62	2.05	2.96	3.50	1.69	3.71
Total yield on interest-earning assets	3.44	3.58	3.69	3.79	3.91	3.51	4.03

Rate on interest-bearing liabilities
Total interest-bearing deposits	.21	.21	.22	.23	.24	.21	.25
Total borrowed funds	1.24	1.18	1.21	1.33	1.28	1.21	1.29
Total rate on interest-bearing liabilities	.45	.44	.44	.46	.46	.45	.47

Interest rate spread	2.99	3.14	3.25	3.33	3.45	3.06	3.56
Impact of noninterest-bearing sources	.13	.12	.13	.14	.13	.13	.13
Net interest margin	3.12%	3.26%	3.38%	3.47%	3.58%	3.19%	3.69%
(c) See note (a) on page 6.

Details of Core Net Interest Margin (d)

	Three months ended					Six months ended
In millions	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013	June 30 2014	June 30 2013
Average yields/rates
Yield on interest-earning assets
Total investment securities	2.96%	2.96%	3.02%	2.96%	2.95%	2.96%	3.08%
Total loans	3.46	3.62	3.65	3.68	3.77	3.54	3.86
Other	1.74	1.64	1.99	2.74	3.69	1.69	3.44
Total yield on interest-earning assets	3.22	3.33	3.40	3.48	3.58	3.27	3.67

Rate on interest-bearing liabilities
Total interest-bearing deposits	.23	.23	.24	.26	.27	.23	.28
Total borrowed funds	1.10	1.04	1.06	1.18	1.12	1.07	1.10
Total rate on interest-bearing liabilities	.43	.43	.43	.45	.45	.43	.45

Interest rate spread	2.79	2.90	2.97	3.03	3.13	2.84	3.22
Impact of noninterest-bearing sources	.13	.12	.13	.14	.13	.13	.13
Core net interest margin	2.92	3.02	3.10	3.17	3.26	2.97	3.35
Purchase accounting accretion impact on net interest margin	.20	.24	.28	.30	.32	.22	.34
Net interest margin	3.12%	3.26%	3.38%	3.47%	3.58%	3.19%	3.69%
(d)	We believe that core net interest margin, a non-GAAP measure, is useful as a tool to help evaluate the impact of purchase accounting accretion on net interest margin. To calculate core net interest margin, each calculated margin in the table has been adjusted by annualized purchase accounting accretion divided by average interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Per Share Related Information (Unaudited)

	Three months ended					Six months ended
In millions, except per share data	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013	June 30 2014	June 30 2013
Basic
Net income	$1,052	$1,060	$1,074	$1,028	$1,115	$2,112	$2,110
Less:
Net income (loss) attributable to noncontrolling interests	3	(2)	13	2	4	1	(4)
Preferred stock dividends and discount accretion and redemptions	48	70	50	71	53	118	128

Net income attributable to common shareholders	1,001	992	1,011	955	1,058	1,993	1,986
Less:
Dividends and undistributed earnings allocated to nonvested restricted shares	3	3	5	4	5	6	9

Net income attributable to basic common shares	$998	$989	$1,006	$951	$1,053	$1,987	$1,977
Basic weighted-average common shares outstanding	532	532	530	529	528	532	527
Basic earnings per common share	$1.88	$1.86	$1.90	$1.80	$2.00	$3.73	$3.75
Diluted
Net income attributable to basic common shares	$998	$989	$1,006	$951	$1,053	$1,987	$1,977
Less: Impact of BlackRock earnings per share dilution	3	6	5	4	4	9	9

Net income attributable to diluted common shares	$995	$983	$1,001	$947	$1,049	$1,978	$1,968
Basic weighted-average common shares outstanding	532	532	530	529	528	532	527
Dilutive potential common shares	7	7	5	5	3	7	3

Diluted weighted-average common shares outstanding	539	539	535	534	531	539	530
Diluted earnings per common share	$1.85	$1.82	$1.87	$1.77	$1.98	$3.67	$3.72

Impact to 2013 Periods from Adoption of ASU 2014-01 (Investments in Low Income Housing Tax Credits) (Unaudited) (a)

Income Statement

	Three months ended			Six months ended
In millions	December 31 2013	September 30 2013	June 30 2013	June 30 2013
Noninterest Expense
Previously reported	$2,547	$2,424	$2,435	$4,830
Adjustment from adoption of ASU 2014-01	(33)	(30)	(30)	(57)
Revised	$2,514	$2,394	$2,405	$4,773
Net Income
Previously reported	$1,061	$1,039	$1,123	$2,127
Adjustment from adoption of ASU 2014-01	13	(11)	(8)	(17)
Revised	$1,074	$1,028	$1,115	$2,110
Diluted Earnings per Share
Previously reported	$1.85	$1.79	$1.99	$3.76
Adjustment from adoption of ASU 2014-01.02		(.02)	(.01)	(.04)
Revised	$1.87	$1.77	$1.98	$3.72
Efficiency
Previously reported	63%	62%	60%	60%
Adjustment from adoption of ASU 2014-01	(1)	(1)	(1)
Revised	62%	61%	59%	60%
Effective Tax Rate
Previously reported	24.9%	23.5%	23.7%	23.9%
Adjustment from adoption of ASU 2014-01.8		2.5	2.1	2.1
Revised	25.7%	26.0%	25.8%	26.0%

Balance Sheet

In millions	December 31 2013	September 30 2013	June 30 2013
Retained Earnings
Previously reported	$23,325	$22,561	$21,828
Adjustment from adoption of ASU 2014-01	(74)	(87)	(76)
Revised	$23,251	$22,474	$21,752
(a)	We adopted the guidance in ASU 2014-01, Investments - Equity Method and Joint Ventures (Topic 323): Accounting For Investments in Qualified Affordable Housing Projects in the first quarter of 2014. Retrospective application is required.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Details of Loans (Unaudited)

In millions	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013
Commercial
Retail/wholesale trade	$16,146	$16,157	$15,530	$15,178	$15,192
Manufacturing	18,683	17,185	16,208	15,406	15,525
Service providers	13,734	13,576	13,052	12,973	13,267
Real estate related (a)	10,908	10,856	10,729	10,554	10,248
Financial services (b)	4,846	4,720	4,927	5,177	5,326
Health care	8,939	8,836	8,690	8,266	8,228
Other industries (b)	20,280	19,771	19,242	19,436	19,144
Total commercial (c)	93,536	91,101	88,378	86,990	86,930
Commercial real estate
Real estate projects (d)	14,535	14,268	13,613	13,036	12,636
Commercial mortgage	8,384	7,883	7,578	7,095	6,355
Total commercial real estate	22,919	22,151	21,191	20,131	18,991
Equipment lease financing	7,628	7,521	7,576	7,314	7,349
Total commercial lending	124,083	120,773	117,145	114,435	113,270
Consumer
Home equity
Lines of credit	20,959	21,277	21,696	22,043	22,559
Installment	14,507	14,595	14,751	14,548	13,857
Credit card	4,435	4,309	4,425	4,242	4,135
Other consumer
Education	7,118	7,360	7,534	7,711	7,814
Automobile	11,005	10,906	10,827	10,259	9,066
Other	4,317	4,216	4,170	4,226	4,297
Total consumer	62,341	62,663	63,403	63,029	61,728
Residential real estate
Residential mortgage	13,965	14,179	14,418	14,709	14,051
Residential construction	595	627	647	683	726
Total residential real estate	14,560	14,806	15,065	15,392	14,777
Total consumer lending	76,901	77,469	78,468	78,421	76,505
Total loans (e)	$200,984	$198,242	$195,613	$192,856	$189,775

(a)    Includes loans to customers in the real estate and construction industries.

(b)    Total commercial loans as of December 31, 2013 in the table above reflects a reclassification between Financial services and Other industries related to the wind down of Market Street Funding LLC. The corresponding loan balances as of September 30, 2013 were also reclassified to conform to the December 2013 presentation. There was no impact to periods prior to September 30, 2013.

(c)    During the third quarter of 2013, PNC revised its policy to classify commercial loans initiated through a Special Purpose Entity (SPE) to be reported based upon the industry of the sponsor of the SPE. This resulted in a reclassification of loans amounting to $5.5 billion at June 30, 2013, that were previously classified as Financial services to other categories within Commercial Lending.

(d)    Includes both construction loans and intermediate financing for projects.

(e) Includes purchased impaired loans:	$5,557	$5,824	$6,106	$6,398	$6,778

Details of Loans Held for Sale (Unaudited)

In millions	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013
Commercial mortgage	$900	$732	$867	$785	$1,072
Residential mortgage	1,271	1,088	1,356	1,613	2,353
Other	57	282	32	1	389
Total	$2,228	$2,102	$2,255	$2,399	$3,814

Net Unfunded Loan Commitments (Unaudited)

In millions	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013
Net unfunded loan commitments	$131,446	$129,644	$129,870	$126,577	$124,142

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013
Beginning balance	$3,530	$3,609	$3,691	$3,772	$3,828
Gross charge-offs:
Commercial	(86)	(85)	(87)	(113)	(81)
Commercial real estate	(14)	(18)	(24)	(42)	(51)
Equipment lease financing	(4)	(2)	(2)	(2)	(1)
Home equity	(68)	(95)	(114)	(86)	(92)
Residential real estate	(7)	(8)	(2)	(9)	(43)
Credit card	(42)	(43)	(42)	(41)	(45)
Other consumer	(43)	(49)	(52)	(47)	(43)
Total gross charge-offs	(264)	(300)	(323)	(340)	(356)
Recoveries:
Commercial	43	51	65	54	66
Commercial real estate	29	20	23	24	33
Equipment lease financing	3	3	3	3	4
Home equity	20	19	18	18	24
Residential real estate	3	(1)	6	(2)	1
Credit card	6	5	5	6	6
Other consumer	15	17	14	13	14
Total recoveries	119	114	134	116	148
Net (charge-offs) recoveries:
Commercial	(43)	(34)	(22)	(59)	(15)
Commercial real estate	15	2	(1)	(18)	(18)
Equipment lease financing	(1)	1	1	1	3
Home equity	(48)	(76)	(96)	(68)	(68)
Residential real estate	(4)	(9)	4	(11)	(42)
Credit card	(36)	(38)	(37)	(35)	(39)
Other consumer	(28)	(32)	(38)	(34)	(29)
Total net charge-offs	(145)	(186)	(189)	(224)	(208)
Provision for credit losses	72	94	113	137	157
Other		(1)	1	(1)	(1)
Net change in allowance for unfunded loan commitments and letters of credit	(4)	14	(7)	7	(4)
Ending balance	$3,453	$3,530	$3,609	$3,691	$3,772
Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	.29%	.38%	.39%	.47%	.44%
Allowance for loan and lease losses to total loans	1.72	1.78	1.84	1.91	1.99
Commercial lending net charge-offs	$(29)	$(31)	$(22)	$(76)	$(30)
Consumer lending net charge-offs	(116)	(155)	(167)	(148)	(178)
Total net charge-offs	$(145)	$(186)	$(189)	$(224)	$(208)
Net charge-offs to average loans
Commercial lending	.10%	.11%	.08%	.27%	.11%
Consumer lending	.60	.81	.85	.76	.93

Change in Allowance for Unfunded Loan Commitments and Letters of Credit
Three months ended - in millions	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013
Beginning balance	$228	$242	$235	$242	$238
Net change in allowance for unfunded loan commitments and letters of credit	4	(14)	7	(7)	4
Ending balance	$232	$228	$242	$235	$242

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Purchase Accounting Accretion, Accretable Yield and Valuation of Purchased Impaired Loans (Unaudited)

Accretion - Purchased Impaired Loans

	Three months ended			Six months ended
In millions	June 30 2014	March 31 2014	June 30 2013	June 30 2014	June 30 2013
Impaired loans
Scheduled accretion	$120	$125	$150	$245	$307
Reversal of contractual interest on impaired loans	(70)	(68)	(83)	(138)	(168)
Scheduled accretion net of contractual interest	50	57	67	107	139
Excess cash recoveries	35	29	11	64	61
Total impaired loans	$85	$86	$78	$171	$200

Purchased Impaired Loans - Accretable Yield

In millions
April 1, 2014	$1,988	January 1, 2014	$2,055
Scheduled accretion	(120)	Scheduled accretion	(245)
Excess cash recoveries	(35)	Excess cash recoveries	(64)
Net reclassifications to accretable from non-accretable and other activity (a)	103	Net reclassifications to accretable from non-accretable and other activity (a)	190
June 30, 2014 (b)	$1,936	June 30, 2014 (b)	$1,936
(a)	63% and 78% of the net reclassifications for the second quarter and first six months of 2014, respectively, were driven by the consumer portfolio and were due to improvements of cash expected to be collected on both RBC Bank (USA) and National City loans in future periods. The remaining net reclassifications were predominantly due to future cash flow changes in the commercial portfolio.
(b)	As of June 30, 2014, we estimate that the reversal of contractual interest on purchased impaired loans will total approximately $1.1 billion in future periods. This will offset the total net accretable interest in future interest income of $1.9 billion on purchased impaired loans.

Valuation of Purchased Impaired Loans

	June 30, 2014		March 31, 2014		December 31, 2013
Dollars in millions	Balance	Net Investment	Balance	Net Investment	Balance	Net Investment
Commercial and commercial real estate loans:
Outstanding balance	$676		$799		$937
Purchased impaired mark	(197)		(230)		(264)

Recorded investment	479		569		673
Allowance for loan losses	(108)		(123)		(133)

Net investment	371	55%	446	56%	540	58%

Consumer and residential mortgage loans:
Outstanding balance	5,120		5,345		5,548
Purchased impaired mark	(42)		(90)		(115)

Recorded investment	5,078		5,255		5,433
Allowance for loan losses	(778)		(825)		(871)

Net investment	4,300	84%	4,430	83%	4,562	82%

Total purchased impaired loans:
Outstanding balance	5,796		6,144		6,485
Purchased impaired mark	(239)		(320)		(379)

Recorded investment	5,557		5,824		6,106
Allowance for loan losses	(886)		(948)		(1,004)

Net investment	$4,671	81%	$4,876	79%	$5,102	79%

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

In millions	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013
Nonperforming loans, including TDRs (a)
Commercial lending
Commercial
Retail/wholesale trade	$70	$49	$57	$72	$63
Manufacturing	69	63	58	61	62
Service providers	94	90	108	109	110
Real estate related (b)	79	122	124	142	163
Financial services	5	5	7	11	14
Health care	23	17	19	26	24
Other industries	54	91	84	77	85
Total commercial	394	437	457	498	521
Commercial real estate
Real estate projects	370	401	436	493	516
Commercial mortgage	65	79	82	105	123
Total commercial real estate	435	480	518	598	639
Equipment lease financing	4	6	5	6	7
Total commercial lending	833	923	980	1,102	1,167
Consumer lending (c)
Home equity	1,093	1,117	1,139	1,137	1,131
Residential real estate
Residential mortgage	799	829	890	891	947
Residential construction	17	13	14	11	15
Credit card	3	4	4	4	4
Other consumer	56	61	61	61	57
Total consumer lending	1,968	2,024	2,108	2,104	2,154
Total nonperforming loans (d)	2,801	2,947	3,088	3,206	3,321
OREO and foreclosed assets
Other real estate owned (OREO) (e)	352	343	360	403	432
Foreclosed and other assets	15	14	9	13	25
Total OREO and foreclosed assets	367	357	369	416	457
Total nonperforming assets	$3,168	$3,304	$3,457	$3,622	$3,778
Nonperforming loans to total loans	1.39%	1.49%	1.58%	1.66%	1.75%
Nonperforming assets to total loans, OREO and foreclosed assets	1.57	1.66	1.76	1.87	1.99
Nonperforming assets to total assets	.97	1.02	1.08	1.17	1.24
Allowance for loan and lease losses to nonperforming loans (f)	123	120	117	115	114

(a)	See analysis of troubled debt restructurings (TDRs) on page 13.

(b)	Includes loans related to customers in the real estate and construction industries.

(c)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.

(d)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.

(e)	OREO excludes $228 million, $238 million, $245 million, $264 million and $311 million at June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013, respectively, related to residential real estate that was acquired by us upon foreclosure of serviced loans as they are insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) or guaranteed by the department of Housing and Urban Development.

(f)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Details of Nonperforming Assets and Troubled Debt Restructurings (Unaudited)

Change in Nonperforming Assets (a)

In millions	April 1, 2014 - June 30, 2014	January 1, 2014 - March 31, 2014	October 1, 2013 - Dec. 31, 2013	July 1, 2013 - September 30, 2013	April 1, 2013 - June 30, 2013
Beginning balance	$3,304	$3,457	$3,622	$3,778	$3,927
New nonperforming assets	644	633	836	863	773
Charge-offs and valuation adjustments	(148)	(152)	(223)	(220)	(216)
Principal activity, including paydowns and payoffs	(300)	(323)	(556)	(483)	(328)
Asset sales and transfers to loans held for sale	(212)	(85)	(115)	(117)	(146)
Returned to performing status	(120)	(226)	(107)	(199)	(232)
Ending balance	$3,168	$3,304	$3,457	$3,622	$3,778

(a)	In the third and fourth quarters of 2013, amounts related to (i) New nonperforming assets, (ii) Principal activity, including paydowns and payoffs, and (iii) Returned to performing status were misstated. The original reported amounts for third quarter 2013 were (i) $824 million, (ii) ($289) million, and (iii) ($354) million respectively and for the fourth quarter 2013 (i) $714 million, (ii) ($141) million and (iii) ($400) million respectively. These updates did not impact the beginning or ending nonperforming asset balances and are corrected in the table.

Largest Individual Nonperforming Assets at June 30, 2014 (a)

In millions
Ranking	Outstandings	Industry
1	$36	Real Estate, Rental and Leasing
2	21	Wholesale Trade
3	15	Real Estate, Rental and Leasing
4	15	Manufacturing
5	14	Mining, Quarrying, Oil and Gas
6	13	Manufacturing
7	12	Professional, Scientific and Technical
8	11	Other Services
9	10	Real Estate, Rental and Leasing
10	8	Real Estate, Rental and Leasing
Total	$155
As a percent of total nonperforming assets 5%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Summary of Troubled Debt Restructurings

In millions	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013
Total consumer lending	$2,121	$2,134	$2,161	$2,221	$2,243
Total commercial lending	546	579	578	581	599
Total TDRs	$2,667	$2,713	$2,739	$2,802	$2,842
Nonperforming	$1,369	$1,405	$1,511	$1,451	$1,531
Accruing (a)	1,153	1,151	1,062	1,178	1,103
Credit card	145	157	166	173	208
Total TDRs	$2,667	$2,713	$2,739	$2,802	$2,842

Loans whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties are considered troubled debt restructurings (TDRs). TDRs typically result from our loss mitigation activities and include rate reductions, principal forgiveness, postponement/reduction of scheduled amortization, and extensions, which are intended to minimize economic loss and to avoid foreclosure or repossession of collateral. Certain consumer government insured or guaranteed loans which were evaluated for TDR consideration, loans held for sale, loans accounted for under the fair value option, and pooled purchased impaired loans are not classified as TDRs.

(a)	Accruing loans have demonstrated a period of at least six months of current performance under the restructured terms and are excluded from nonperforming loans. Loans where borrowers have been discharged from bankruptcy and have not formally reaffirmed their loan obligation are not returned to accrual status.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Accruing Loans Past Due (Unaudited)

Accruing Loans Past Due 30 to 59 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Jun. 30 2014	Mar. 31 2014	Dec. 31 2013	Sept. 30 2013	Jun. 30 2013	Jun. 30 2014	Mar. 31 2014	Dec. 31 2013	Sept. 30 2013	Jun. 30 2013
Commercial	$71	$93	$81	$73	$85	.08%	.10%	.09%	.08%	.10%
Commercial real estate	17	35	54	54	66	.07	.16	.25	.27	.35
Equipment lease financing	4	17	31	6	2	.05	.23	.41	.08	.03
Home equity	65	76	86	88	76	.18	.21	.24	.24	.21
Residential real estate
Non government insured	87	101	112	118	120	.60	.68	.74	.77	.81
Government insured	74	82	105	109	110	.51	.55	.70	.71	.74
Credit card	26	26	29	30	27	.59	.60	.66	.71	.65
Other consumer
Non government insured	50	51	62	56	52	.22	.23	.28	.25	.25
Government insured	154	149	154	170	148	.69	.66	.68	.77	.70
Total	$548	$630	$714	$704	$686	.27	.32	.37	.37	.36

Accruing Loans Past Due 60 to 89 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Jun. 30 2014	Mar. 31 2014	Dec. 31 2013	Sept. 30 2013	Jun. 30 2013	Jun. 30 2014	Mar. 31 2014	Dec. 31 2013	Sept. 30 2013	Jun. 30 2013
Commercial	$26	$20	$20	$37	$53	.03%	.02%	.02%	.04%	.06%
Commercial real estate	48	25	11	31	22	.21	.11	.05	.15	.12
Equipment lease financing	1		2	1	4	.01		.03	.01	.05
Home equity	27	32	34	32	29	.08	.09	.09	.09	.08
Residential real estate
Non government insured	21	27	30	31	29	.14	.18	.20	.20	.20
Government insured	48	43	57	57	79	.33	.29	.38	.37	.53
Credit card	18	19	19	19	19	.41	.44	.43	.45	.46
Other consumer
Non government insured	15	16	18	18	14	.07	.07	.08	.08	.07
Government insured	94	104	94	106	100	.42	.46	.42	.48	.47
Total	$298	$286	$285	$332	$349	.15	.14	.15	.17	.18

Accruing Loans Past Due 90 Days or More (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Jun. 30 2014	Mar. 31 2014	Dec. 31 2013	Sept. 30 2013	Jun. 30 2013	Jun. 30 2014	Mar. 31 2014	Dec. 31 2013	Sept. 30 2013	Jun. 30 2013
Commercial	$35	$28	$42	$33	$31	.04%	.03%	.05%	.04%	.04%
Commercial real estate			2	3				.01	.01
Equipment lease financing				2					.03
Residential real estate
Non government insured	23	30	35	35	50	.16	.20	.23	.23	.34
Government insured	872	924	1,025	1,187	1,326	5.99	6.24	6.80	7.71	8.97
Credit card	29	31	34	31	33	.65	.72	.77	.73	.80
Other consumer
Non government insured	12	13	14	13	12	.05	.06	.06	.06	.06
Government insured	281	284	339	329	310	1.25	1.26	1.50	1.48	1.46
Total	$1,252	$1,310	$1,491	$1,633	$1,762	.62	.66	.76	.85	.93
(a)	Excludes loans held for sale and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Delaware, Alabama, Virginia, Missouri, Georgia, Wisconsin and South Carolina.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized and large corporations, government and not-for-profit entities. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, securities, loan syndications and mergers and acquisitions advisory and related services to middle-market companies. We also provide commercial loan servicing, and real estate advisory and technology solutions, for the commercial real estate finance industry. Products and services are generally provided within our primary geographic markets, with certain products and services offered nationally and internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include investment and retirement planning, customized investment management, private banking, tailored credit solutions, and trust management and administration for individuals and their families. Institutional asset management provides investment management, custody administration and retirement administration services. Institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments, primarily located in our geographic footprint.

Residential Mortgage Banking directly originates first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint. Mortgage loans represent loans collateralized by one-to-four-family residential real estate. These loans are typically underwritten to government agency and/or third-party standards, and sold, servicing retained, to secondary mortgage conduits of FNMA, FHLMC, Federal Home Loan Banks and third-party investors, or are securitized and issued under the GNMA program. The mortgage servicing operation performs all functions related to servicing mortgage loans, primarily those in first lien position, for various investors and for loans owned by PNC.

Non-Strategic Assets Portfolio includes a consumer portfolio of mainly residential mortgage and brokered home equity loans and lines of credit and a small commercial/commercial real estate loan and lease portfolio. We obtained a significant portion of these non-strategic assets through acquisitions of other companies.

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. BlackRock provides diversified investment management services to institutional clients, intermediary investors and individual investors through various investment vehicles. Investment management services primarily consist of the management of equity, fixed income, multi-asset class, alternative investment and cash management products. BlackRock offers its investment products in a variety of vehicles, including open-end and closed-end mutual funds, iShares® exchange-traded funds (ETFs), collective investment trusts and separate accounts. In addition, BlackRock provides market risk management, financial markets advisory and enterprise investment system services to a broad base of clients. Financial markets advisory services include valuation services relating to illiquid securities, dispositions and workout assignments (including long-term portfolio liquidation assignments), risk management and strategic planning and execution. We hold an equity investment in BlackRock, which is a key component of our diversified revenue strategy. BlackRock is a publicly traded company, and additional information regarding its business is available in its filings with the Securities and Exchange Commission (SEC). At June 30, 2014, our economic interest in BlackRock was 22%.

Period End Employees

	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013
Full-time employees
Retail Banking	22,148	22,104	22,226	22,192	22,476
Other full-time employees (a)	27,765	27,740	27,695	27,973	27,975
Total full-time employees	49,913	49,844	49,921	50,165	50,451
Part-time employees
Retail Banking	3,644	3,761	4,030	4,194	4,394
Other part-time employees (a)	802	510	482	575	935
Total part-time employees	4,446	4,271	4,512	4,769	5,329
Total	54,359	54,115	54,433	54,934	55,780

(a)	Includes period end employees for all businesses other than Retail Banking and includes operations, technology and staff services employees other than staff directly employed by Retail Banking.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended					Six months ended
In millions Income (Loss)	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013	June 30 2014	June 30 2013
Retail Banking (c)	$225	$158	$107	$165	$158	$383	$278
Corporate & Institutional Banking	470	523	569	542	612	993	1,153
Asset Management Group	53	37	36	47	36	90	79
Residential Mortgage Banking (d)	36	(4)	55	28	20	32	65
Non-Strategic Assets Portfolio	99	110	118	121	60	209	139
Other, including BlackRock (b) (e)	169	236	189	125	229	405	396
Net income	$1,052	$1,060	$1,074	$1,028	$1,115	$2,112	$2,110
Revenue
Retail Banking (c)	$1,514	$1,494	$1,500	$1,563	$1,554	$3,008	$3,037
Corporate & Institutional Banking	1,348	1,298	1,389	1,356	1,420	2,646	2,761
Asset Management Group	279	270	269	262	254	549	509
Residential Mortgage Banking (d)	227	206	327	254	228	433	519
Non-Strategic Assets Portfolio	147	148	167	181	175	295	394
Other, including BlackRock (b) (e)	295	361	421	304	433	656	799
Total revenue	$3,810	$3,777	$4,073	$3,920	$4,064	$7,587	$8,019

(a)	Our business information is presented based on our internal management reporting practices. We periodically refine our internal methodologies as management reporting practices are enhanced.

(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our second quarter 2014 Form 10-Q will include additional information regarding BlackRock.

(c)	Includes gains on sales of portions of Visa Class B common shares in the first and second quarters of 2014 and the second and third quarters of 2013. For more information, refer to Selected Noninterest Income Information on page 3.

(d)	Includes benefit/provision for residential mortgage repurchase obligations. For more information, refer to Selected Noninterest Income Information on page 3.

(e)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business, such as gains or losses related to BlackRock transactions, integration costs, asset and liability management activities including net securities gains or losses, other-than-temporary impairment of investment securities and certain trading activities, exited businesses, private equity investments, intercompany eliminations, most corporate overhead, tax adjustments that are not allocated to business segments and differences between business segment performance reporting and financial statement reporting (GAAP), including the presentation of net income attributable to noncontrolling interests as the segments’ results exclude their portion of net income attributable to noncontrolling interests.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Retail Banking (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013	June 30 2014	June 30 2013
INCOME STATEMENT
Net interest income	$973	$980	$1,012	$1,006	$1,012	$1,953	$2,061
Noninterest income
Service charges on deposits	148	140	151	149	141	288	270
Brokerage	61	55	57	57	58	116	110
Consumer services	248	218	256	234	229	466	445
Other	84	101	24	117	114	185	151
Total noninterest income	541	514	488	557	542	1,055	976
Total revenue	1,514	1,494	1,500	1,563	1,554	3,008	3,037
Provision for credit losses	4	145	195	152	148	149	310
Noninterest expense	1,155	1,100	1,138	1,151	1,156	2,255	2,287
Pretax earnings	355	249	167	260	250	604	440
Income taxes	130	91	60	95	92	221	162
Earnings	$225	$158	$107	$165	$158	$383	$278
AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$28,959	$29,317	$29,588	$29,477	$29,212	$29,137	$29,063
Indirect auto	9,092	8,994	8,671	7,971	7,314	9,043	7,161
Indirect other	726	777	822	877	939	751	969
Education	7,298	7,547	7,680	7,818	7,982	7,422	8,101
Credit cards	4,307	4,271	4,250	4,148	4,061	4,289	4,085
Other	2,189	2,137	2,157	2,152	2,141	2,164	2,141
Total consumer	52,571	53,043	53,168	52,443	51,649	52,806	51,520
Commercial and commercial real estate	10,922	11,051	11,131	11,299	11,345	10,986	11,318
Floor plan	2,291	2,373	2,226	1,931	2,048	2,332	2,031
Residential mortgage	623	647	676	715	767	635	788
Total loans	66,407	67,114	67,201	66,388	65,809	66,759	65,657
Goodwill and other intangible assets	6,043	6,062	6,083	6,105	6,127	6,052	6,138
Other assets	2,753	2,744	2,730	2,722	2,580	2,748	2,522
Total assets	$75,203	$75,920	$76,014	$75,215	$74,516	$75,559	$74,317
Deposits
Noninterest-bearing demand	$21,907	$21,359	$21,699	$21,349	$21,187	$21,634	$20,967
Interest-bearing demand	34,272	33,490	32,298	31,748	32,004	33,883	31,595
Money market	50,142	49,484	49,250	48,939	48,645	49,815	48,469
Total transaction deposits	106,321	104,333	103,247	102,036	101,836	105,332	101,031
Savings	11,845	11,288	10,901	10,900	10,997	11,568	10,768
Certificates of deposit	19,354	19,882	20,425	21,050	21,823	19,617	22,251
Total deposits	137,520	135,503	134,573	133,986	134,656	136,517	134,050
Other liabilities	411	398	369	364	343	405	308
Total liabilities	$137,931	$135,901	$134,942	$134,350	$134,999	$136,922	$134,358
PERFORMANCE RATIOS
Return on average assets	1.20%	.84%	.56%	.87%	.85%	1.02%	.75%
Noninterest income to total revenue	36	34	33	36	35	35	32
Efficiency	76	74	76	74	74	75	75
(a)	See note (a) on page 16.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Retail Banking (Unaudited) (Continued)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013	June 30 2014	June 30 2013
OTHER INFORMATION (a)			.
Credit-related statistics:
Commercial nonperforming assets	$158	$172	$208	$212	$222
Consumer nonperforming assets	1,037	1,059	1,077	1,074	1,068
Total nonperforming assets	$1,195	$1,231	$1,285	$1,286	$1,290
Purchased impaired loans (b)	$631	$663	$692	$718	$750
Commercial lending net charge-offs	$11	$20	$13	$17	$22	$31	$59
Credit card lending net charge-offs	37	37	37	35	39	74	84
Consumer lending (excluding credit card) net charge-offs	68	88	118	91	91	156	259
Total net charge-offs	$116	$145	$168	$143	$152	$261	$402
Commercial lending annualized net charge-off ratio	.33%	.60%	.39%	.51%	.66%	.47%	.89%
Credit card lending annualized net charge-off ratio	3.45%	3.51%	3.45%	3.35%	3.85%	3.48%	4.15%
Consumer lending (excluding credit card) annualized net charge-off ratio	.56%	.72%	.94%	.74%	.75%	.64%	1.08%
Total annualized net charge-off ratio	.70%	.88%	.99%	.85%	.93%	.79%	1.23%
Home equity portfolio credit statistics: (c)
% of first lien positions at origination (d)	53%	53%	52%	52%	50%
Weighted-average loan-to-value ratios (LTVs) (d) (e)	79%	79%	81%	83%	85%
Weighted-average updated FICO scores (f)	748	745	745	745	745
Annualized net charge-off ratio (c)	.54%	.75%	1.06%	.75%	.82%	.65%	1.39%
Delinquency data - % of total loans: (g)
Loans 30 - 59 days past due	.19%	.21%	.20%	.22%	.20%
Loans 60 - 89 days past due	.07%	.08%	.09%	.09%	.08%
Accruing loans past due	.26%	.29%	.29%	.32%	.28%
Nonperforming loans	3.08%	3.12%	3.15%	3.13%	3.12%
Other statistics:
ATMs	7,977	8,001	7,445	7,441	7,335
Branches (h)	2,695	2,703	2,714	2,724	2,780
Brokerage account assets (billions)	$43	$41	$41	$40	$39
Customer-related statistics: (in thousands)
Non-teller deposit transactions (i)	33%	31%	30%	27%	23%
Digital consumer customers (j)	45%	43%	40%	38%	37%
(a)	Presented as of period end, except for net charge-offs and annualized net charge-off ratios, which are for the three and six months ended, respectively.
(b)	Recorded investment of purchased impaired loans related to acquisitions.
(c)	Lien position, LTV and FICO statistics are based upon customer balances.
(d)	Lien positions and LTV calculations reflect the use of revised assumptions where data is missing.
(e)	LTV statistics are based upon current information.
(f)	Represents FICO scores that are updated at least quarterly.
(g)	Data based upon recorded investment. Past due amounts exclude purchased impaired loans, even if contractually past due, as we are currently accreting interest income over the expected life of the loans.
(h)	Excludes satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.
(i)	Percentage of total deposit transactions processed at an ATM or through our mobile banking application.
(j)	Represents consumer checking relationships that process the majority of their transactions through non-teller channels.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013	June 30 2014	June 30 2013
INCOME STATEMENT
Net interest income	$921	$934	$960	$945	$943	$1,855	$1,899
Noninterest income
Corporate service fees	312	268	277	277	297	580	543
Other	115	96	152	134	180	211	319
Noninterest income	427	364	429	411	477	791	862
Total revenue	1,348	1,298	1,389	1,356	1,420	2,646	2,761
Provision for credit losses (benefit)	103	(13)	(29)	30	(40)	90	(26)
Noninterest expense	504	488	525	495	499	992	979
Pretax earnings	741	823	893	831	961	1,564	1,808
Income taxes	271	300	324	289	349	571	655
Earnings	$470	$523	$569	$542	$612	$993	$1,153
AVERAGE BALANCE SHEET
Loans
Commercial	$78,022	$75,506	$74,199	$72,753	$72,202	$76,771	$71,016
Commercial real estate	21,234	20,039	18,938	17,830	17,002	20,640	16,939
Equipment lease financing	6,878	6,789	6,749	6,610	6,655	6,834	6,604
Total commercial lending	106,134	102,334	99,886	97,193	95,859	104,245	94,559
Consumer	1,016	1,125	1,032	801	876	1,070	979
Total loans	107,150	103,459	100,918	97,994	96,735	105,315	95,538
Goodwill and other intangible assets	3,804	3,826	3,841	3,848	3,775	3,815	3,763
Loans held for sale	932	894	893	975	968	913	1,101
Other assets	10,139	9,758	9,746	9,750	10,729	9,949	11,539
Total assets	$122,025	$117,937	$115,398	$112,567	$112,207	$119,992	$111,941
Deposits
Noninterest-bearing demand	$42,521	$42,772	$43,482	$42,053	$39,910	$42,646	$40,239
Money market	20,277	20,678	20,579	18,099	16,932	20,476	16,977
Other	7,565	7,531	7,609	6,992	6,914	7,548	6,947
Total deposits	70,363	70,981	71,670	67,144	63,756	70,670	64,163
Other liabilities	7,476	7,476	8,207	13,932	17,059	7,477	17,914
Total liabilities	$77,839	$78,457	$79,877	$81,076	$80,815	$78,147	$82,077
PERFORMANCE RATIOS
Return on average assets	1.54%	1.80%	1.96%	1.91%	2.19%	1.67%	2.08%
Noninterest income to total revenue	32	28	31	30	34	30	31
Efficiency	37	38	38	37	35	37	35
(a)	See note (a) on page 16.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Corporate & Institutional Banking (Unaudited) (Continued) (a)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013	June 30 2014	June 30 2013
COMMERCIAL MORTGAGE SERVICING PORTFOLIO - SERVICED FOR THIRD PARTIES (in billions)
Beginning of period	$313	$308	$298	$294	$290	$308	$282
Acquisitions/additions	18	23	26	18	18	41	39
Repayments/transfers	(15)	(18)	(16)	(14)	(14)	(33)	(27)
End of period	$316	$313	$308	$298	$294	$316	$294
OTHER INFORMATION
Consolidated revenue from: (b)
Treasury Management (c)	$313	$311	$309	$309	$313	$624	$642
Capital Markets (d)	$178	$157	$220	$175	$196	$335	$327
Commercial mortgage loans held for sale (e)	$33	$19	$37	$27	$31	$52	$69
Commercial mortgage loan servicing income (f)	53	55	60	60	53	108	106
Commercial mortgage servicing rights valuation, net of economic hedge (g)	14	11	(5)	18	44	25	55
Total commercial mortgage banking activities	$100	$85	$92	$105	$128	$185	$230
Average Loans (by C&IB business)
Corporate Banking	$53,633	$52,253	$51,689	$50,844	$50,678	$52,947	$49,964
Real Estate	27,642	26,003	24,333	22,622	21,361	26,827	21,077
Business Credit	13,198	12,534	12,182	11,726	11,611	12,868	11,397
Equipment Finance	10,290	10,210	10,095	10,035	10,034	10,250	9,923
Other	2,387	2,459	2,619	2,767	3,051	2,423	3,177
Total average loans	107,150	103,459	100,918	97,994	96,735	105,315	95,538
Total loans (h)	$108,990	$105,398	$101,773	$99,337	$97,708
Net carrying amount of commercial mortgage servicing rights (h)	$515	$529	$549	$541	$525
Credit-related statistics:
Nonperforming assets (h)	$715	$786	$804	$949	$999
Purchased impaired loans (h) (i)	$370	$428	$515	$600	$708
Net charge-offs (recoveries)	$15	$2	$10	$56	$(19)	$17	$39
(a)	See note (a) on page 16.
(b)	Represents consolidated PNC amounts. Our second quarter 2014 Form 10-Q will include additional information regarding these items.
(c)	Includes amounts reported in net interest income and corporate service fees.
(d)	Includes amounts reported in net interest income, corporate service fees and other noninterest income.
(e)	Includes other noninterest income for valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, and gains on sale of loans held for sale and net interest income on loans held for sale.
(f)	Includes net interest income and noninterest income, primarily in corporate services fees, from loan servicing and ancillary services, net of changes in fair value on commercial mortgage servicing rights due to time and payoffs for the first and second quarters of 2014 and net of commercial mortgage servicing rights amortization for 2013 periods. Commercial mortgage servicing rights valuation, net of economic hedge is shown separately.
(g)	Includes amounts reported in corporate service fees.
(h)	Presented as of period end.
(i)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

Asset Management Group (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013	June 30 2014	June 30 2013
INCOME STATEMENT
Net interest income	$72	$71	$71	$74	$70	$143	$143
Noninterest income	207	199	198	188	184	406	366
Total revenue	279	270	269	262	254	549	509
Provision for credit losses (benefit)	(6)	12	8	(4)	1	6	6
Noninterest expense	202	199	204	192	195	401	378
Pretax earnings	83	59	57	74	58	142	125
Income taxes	30	22	21	27	22	52	46
Earnings	$53	$37	$36	$47	$36	$90	$79
AVERAGE BALANCE SHEET
Loans
Consumer	$5,411	$5,311	$5,248	$5,107	$4,947	$5,361	$4,870
Commercial and commercial real estate	998	1,023	1,057	1,049	1,042	1,011	1,040
Residential mortgage	789	771	778	784	772	780	772
Total loans	7,198	7,105	7,083	6,940	6,761	7,152	6,682
Goodwill and other intangible assets	264	272	281	289	298	268	302
Other assets	223	222	230	216	230	222	226
Total assets	$7,685	$7,599	$7,594	$7,445	$7,289	$7,642	$7,210
Deposits
Noninterest-bearing demand	$1,327	$1,338	$1,442	$1,220	$1,249	$1,333	$1,290
Interest-bearing demand	3,912	3,893	3,547	3,329	3,475	3,902	3,545
Money market	3,857	3,889	3,760	3,693	3,722	3,873	3,781
Total transaction deposits	9,096	9,120	8,749	8,242	8,446	9,108	8,616
CDs/IRAs/savings deposits	446	436	427	431	441	441	448
Total deposits	9,542	9,556	9,176	8,673	8,887	9,549	9,064
Other liabilities	48	53	61	62	58	50	59
Total liabilities	$9,590	$9,609	$9,237	$8,735	$8,945	$9,599	$9,123
PERFORMANCE RATIOS
Return on average assets	2.77%	1.97%	1.88%	2.50%	1.98%	2.37%	2.21%
Noninterest income to total revenue	74	74	74	72	72	74	72
Efficiency	72	74	76	73	77	73	74
OTHER INFORMATION
Total nonperforming assets (b)	$76	$80	$75	$68	$69
Purchased impaired loans (b) (c)	$94	$96	$99	$100	$102
Total net charge-offs (recoveries)	$2	$1	$3	$(7)	$2	$3	$5
ASSETS UNDER ADMINISTRATION (in billions) (b) (d)
Personal	$113	$112	$111	$106	$112
Institutional	144	143	136	131	121
Total	$257	$255	$247	$237	$233
Asset Type
Equity	$149	$145	$142	$132	$130
Fixed income	71	66	70	70	70
Liquidity/Other	37	44	35	35	33
Total	$257	$255	$247	$237	$233
Discretionary assets under management
Personal	$85	$84	$83	$80	$78
Institutional	46	46	44	42	39
Total	$131	$130	$127	$122	$117
Asset Type
Equity	$73	$71	$70	$65	$62
Fixed income	40	34	39	40	39
Liquidity/Other	18	25	18	17	16
Total	$131	$130	$127	$122	$117
Nondiscretionary assets under administration
Personal	$28	$28	$28	$26	$34
Institutional	98	97	92	89	82
Total	$126	$125	$120	$115	$116
Asset Type
Equity	$76	$74	$72	$67	$68
Fixed income	31	32	31	30	31
Liquidity/Other	19	19	17	18	17
Total	$126	$125	$120	$115	$116
(a)	See note (a) on page 16.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.
(d)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 22

Residential Mortgage Banking (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013	June 30 2014	June 30 2013
INCOME STATEMENT
Net interest income	$37	$40	$49	$46	$51	$77	$99
Noninterest income
Loan servicing revenue
Servicing fees	56	61	56	40	37	117	78
Mortgage servicing rights valuation, net of economic hedge	1	(1)	1	57	26		63
Loan sales revenue
Benefit / (provision) for residential mortgage repurchase obligations	(2)	19	124	6	(73)	17	(77)
Loan sales revenue	137	88	98	108	190	225	362
Other	(2)	(1)	(1)	(3)	(3)	(3)	(6)
Total noninterest income	190	166	278	208	177	356	420
Total revenue	227	206	327	254	228	433	519
Provision for credit losses (benefit)	1	(1)	(3)		4		24
Noninterest expense	169	213	243	210	192	382	392
Pretax earnings (loss)	57	(6)	87	44	32	51	103
Income taxes (benefit)	21	(2)	32	16	12	19	38
Earnings (loss)	$36	$(4)	$55	$28	$20	$32	$65
AVERAGE BALANCE SHEET
Portfolio loans	$1,742	$2,036	$2,219	$2,334	$2,403	$1,888	$2,478
Loans held for sale	1,135	1,068	1,340	2,104	2,106	1,102	2,072
Mortgage servicing rights (MSR)	1,035	1,073	1,066	1,068	849	1,054	807
Other assets	3,574	4,600	4,458	3,811	5,049	4,084	5,247
Total assets	$7,486	$8,777	$9,083	$9,317	$10,407	$8,128	$10,604
Deposits	$2,318	$2,100	$2,388	$2,936	$3,260	$2,210	$3,183
Borrowings and other liabilities	2,403	3,464	3,553	2,316	3,216	2,930	3,351
Total liabilities	$4,721	$5,564	$5,941	$5,252	$6,476	$5,140	$6,534
PERFORMANCE RATIOS
Return on average assets	1.93%	(.18)%	2.40%	1.19%	.77%	.79%	1.24%
Noninterest income to total revenue	84	81	85	82	78	82	81
Efficiency	74	103	74	83	84	88	76
RESIDENTIAL MORTGAGE SERVICING PORTFOLIO SERVICED FOR THIRD PARTIES (in billions)
Beginning of period	$114	$114	$115	$116	$120	$114	$119
Acquisitions		2	2	2		2	6
Additions	2	2	3	4	4	4	8
Repayments/transfers	(5)	(4)	(6)	(7)	(8)	(9)	(17)
End of period	$111	$114	$114	$115	$116	$111	$116
Servicing portfolio - third-party statistics: (b)
Fixed rate	94%	94%	93%	92%	92%
Adjustable rate/balloon	6%	6%	7%	8%	8%
Weighted-average interest rate	4.54%	4.56%	4.59%	4.63%	4.72%
MSR capitalized value (in billions)	$1.0	$1.1	$1.1	$1.1	$1.0
MSR capitalization value (in basis points)	87	92	95	90	84
Weighted-average servicing fee (in basis points)	27	28	28	28	28
RESIDENTIAL MORTGAGE REPURCHASE RESERVE
Beginning of period	$103	$131	$471	$523	$522	$131	$614
(Benefit) / Provision	2	(19)	(124)	(6)	73	(17)	77
Agency settlements			(191)
Losses - loan repurchases	(4)	(9)	(25)	(46)	(72)	(13)	(168)
End of period	$101	$103	$131	$471	$523	$101	$523
OTHER INFORMATION
Loan origination volume (in billions)	$2.6	$1.9	$2.5	$3.7	$4.7	$4.5	$8.9
Loan sale margin percentage	5.38%	4.53%	3.96%	2.92%	4.04%	5.01%	4.05%
Percentage of originations represented by:
Purchase volume (c)	50%	37%	41%	38%	28%	45%	24%
Refinance volume	50%	63%	59%	62%	72%	55%	76%
Total nonperforming assets (b)	$160	$173	$189	$205	$220
(a)	See note (a) on page 16.
(b)	As of period end.
(c)	Mortgages with borrowers as part of residential real estate purchase transactions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 23

Non-Strategic Assets Portfolio (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013	June 30 2014	June 30 2013
INCOME STATEMENT
Net interest income	$137	$142	$161	$161	$164	$279	$367
Noninterest income	10	6	6	20	11	16	27
Total revenue	147	148	167	181	175	295	394
Provision for credit losses (benefit)	(39)	(52)	(59)	(43)	39	(91)	81
Noninterest expense	30	26	39	33	41	56	93
Pretax earnings	156	174	187	191	95	330	220
Income taxes	57	64	69	70	35	121	81
Earnings	$99	$110	$118	$121	$60	$209	$139
AVERAGE BALANCE SHEET
Commercial Lending:
Commercial/Commercial real estate	$187	$220	$246	$319	$437	$203	$487
Lease financing	686	681	678	686	694	684	691
Total commercial lending	873	901	924	1,005	1,131	887	1,178
Consumer Lending:
Home equity	3,483	3,625	3,764	3,935	4,122	3,553	4,139
Residential real estate	4,961	5,104	5,312	5,496	5,709	5,032	5,823
Total consumer lending	8,444	8,729	9,076	9,431	9,831	8,585	9,962
Total portfolio loans	9,317	9,630	10,000	10,436	10,962	9,472	11,140
Other assets (b)	(740)	(741)	(757)	(735)	(672)	(740)	(629)
Total assets	$8,577	$8,889	$9,243	$9,701	$10,290	$8,732	$10,511
Deposits and other liabilities	$227	$231	$236	$261	$275	$229	$222
Total liabilities	$227	$231	$236	$261	$275	$229	$222
PERFORMANCE RATIOS
Return on average assets	4.63%	5.02%	5.06%	4.95%	2.34%	4.83%	2.67%
Noninterest income to total revenue	7	4	4	11	6	5	7
Efficiency	20	18	23	18	23	19	24
OTHER INFORMATION
Nonperforming assets (c)	$798	$798	$834	$863	$935
Purchased impaired loans (c) (d)	$4,497	$4,654	$4,797	$4,966	$5,193
Net charge-offs	$10	$31	$9	$23	$53	$41	$140
Annualized net charge-off ratio	.43%	1.31%	.36%	.87%	1.94%	.87%	2.53%
LOANS (c)
Commercial Lending:
Commercial/Commercial real estate	$176	$201	$236	$270	$388
Lease financing	688	683	680	675	696
Total commercial lending	864	884	916	945	1,084
Consumer Lending:
Home equity	3,410	3,554	3,692	3,844	4,029
Residential real estate	4,928	5,092	5,267	5,434	5,659
Total consumer lending	8,338	8,646	8,959	9,278	9,688
Total loans	$9,202	$9,530	$9,875	$10,223	$10,772
(a)	See note (a) on page 16.
(b)	Other assets were negative in all periods presented due to the allowance for loan and lease losses.
(c)	As of period end.
(d)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 24

Glossary Of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basel III common equity Tier 1 capital - Common stock plus related surplus, net of treasury stock, plus retained earnings, plus accumulated other comprehensive income for securities currently and previously held as available for sale, plus accumulated other comprehensive income for pension and other post postretirement benefit plans, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments.

Basel III common equity Tier 1 capital ratio - Common equity Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Tier 1 capital - Common equity Tier 1 capital, plus preferred stock, plus certain trust preferred capital securities, plus certain noncontrolling interests that are held by others and plus/ less other adjustments.

Basel III Tier 1 capital ratio - Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Total capital - Tier 1 capital plus qualifying subordinated debt, plus certain trust preferred securities, plus, under the Basel III transitional rules and the standardized approach, the allowance for loan and lease losses included in Tier 2 capital and other.

Basel III Total capital ratio - Total capital divided by period-end risk-weighted assets (as applicable).

Basis point - One hundredth of a percentage point.

Carrying value of purchased impaired loans - The net value on the balance sheet which represents the recorded investment less any valuation allowance.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments from customers that exceeded the recorded investment of the designated impaired loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Combined loan-to-value ratio (CLTV) - This is the aggregate principal balance(s) of the mortgages on a property divided by its appraised value or purchase price.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Core net interest income - Core net interest income is total net interest income less purchase accounting accretion.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Derivatives - Financial contracts whose value is derived from changes in publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 25

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Leverage ratio - Tier 1 capital divided by average quarterly adjusted total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. PNC’s product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, a LTV of less than 90% is better secured and has less credit risk than a LTV of greater than or equal to 90%.

Loss given default (LGD) - An estimate of loss, net of recovery based on collateral type, collateral value, loan exposure, or the guarantor(s) quality and guaranty type (full or partial). Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through either liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 26

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans and OREO and foreclosed assets, but exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans accounted for at amortized cost for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed assets include real and personal property, equity interests in corporations, partnerships, and limited liability companies.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Parent company liquidity coverage - Liquid assets divided by funding obligations within a two year period.

Pretax earnings - Income before income taxes and noncontrolling interests.

Pretax, pre-provision earnings - Total revenue less noninterest expense.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 27

Primary client relationship - A corporate banking client relationship with annual revenue generation of $10,000 to $50,000 or more, and for Asset Management Group, a client relationship with annual revenue generation of $10,000 or more.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted-average life of the financial instruments using the constant effective yield method. Accretion for purchased impaired loans includes any cash recoveries received in excess of the recorded investment.

Purchased impaired loans - Acquired loans determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment (purchased impaired loans) - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties.

Residential mortgage servicing rights valuation, net of economic hedge - We have elected to measure acquired or originated residential mortgage servicing rights (MSRs) at fair value under GAAP. We employ a risk management strategy designed to protect the economic value of MSRs from changes in interest rates. This strategy utilizes securities and a portfolio of derivative instruments to hedge changes in the fair value of MSRs arising from changes in interest rates. These financial instruments are expected to have changes in fair value which are negatively correlated to the change in fair value of the MSR portfolio. Net MSR hedge gains/(losses) represent the change in the fair value of MSRs, exclusive of changes due to time decay and payoffs, combined with the change in the fair value of the associated securities and derivative instruments.

Return on average assets - Annualized net income divided by average assets.

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income attributable to common shareholders divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Total equity - Total shareholders’ equity plus noncontrolling interests.

Transaction deposits - The sum of interest-bearing money market deposits, interest-bearing demand deposits, and noninterest-bearing deposits.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 28

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.